As filed with the Securities and Exchange Commission on February 7, 2006

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CombinatoRx, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	04-3514457
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

650 Albany Street

Boston, Massachusetts 02118

617-425-7000

(Address of principal executive offices, including zip code)

2000 Stock Option Plan, as amended
2004 Incentive Plan

(Full title of the plans)

Alexis Borisy, A.M.

President and Chief Executive Officer

CombinatoRx, Incorporated

650 Albany Street

Boston, Massachusetts 02118

617-425-7000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Geoffrey Davis, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	2,826,910 shares	(1)	$0.175-$12.55	(2)	$5,272,404	(2)	$564
Common Stock, $0.001 par value per share	1,529,286 shares	(1)	$7.79-$13.37	(3)	$14,817,985	(3)	$1,586
Total	4,356,196 shares		—		$20,090,389		$2,150

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)          The offering price for shares subject to options outstanding on the date hereof under the 2000 Stock Option Plan, as amended, is the actual exercise price of such options.  Of the 2,826,910 shares to be registered hereunder, 50,419, 406,035, 1,102,431, 943,767, 158,500 and 140,000 are subject to options at exercise prices of $0.175, $0.8694, $0.875, $1.3125, $7.79 and $8.21 per share, respectively.  The offering price of $12.55 per share for the remaining 25,748 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq National Market on February 3, 2006.

(3)          The offering price for shares subject to options outstanding on the date hereof under the 2004 Incentive Plan is the actual exercise price of such options.  Of the 1,529,286 shares to be registered hereunder, 20,000, 455,357, 326,500, 90,000, 100,000 and 15,000 are subject to options at exercise prices of $7.79, $8.21, $8.78, $9.55, $10.68 and $13.37 per share, respectively.  The offering price of $12.55 per share for the remaining 472,429 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h)(1) on the basis of the average high and low prices of the Common Stock, as reported on the Nasdaq National Market on February 3, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

CombinatoRx, Incorporated (the “Registrant”) incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)  The Prospectus filed by the Registrant on November 9, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-121173), which contains audited financial statements of the Registrant for the latest period for which such statements have been filed;

(b)  The Registrant’s Current Reports on Form 8-K filed on December 16, 2005, January 19, 2006, January 30, 2006 and January 31, 2006; and

(c)  The description of the Common Stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 18, 2005 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

• for any breach of their duty of loyalty to us or our stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• for voting or assenting to unlawful payments of dividends or other distributions; or

• for any transaction from which the director derived an improper personal benefit

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

In addition to the indemnification provided for in our certificate of incorporation, we have entered into separate indemnification agreements with each of our non-employee directors which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his service as one of our directors. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1                                 2000 Stock Option Plan, as amended (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.2                                 2004 Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.2                                 Sixth Amended and Restated Certificate of Incorporation of CombinatoRx, Incorporated (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.3                                 Amended and Restated By-laws of CombinatoRx, Incorporated (previously filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

5.1                                 Opinion of Ropes & Gray LLP.

23.1                           Consent of Ernst & Young LLP.

23.2                           Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                           Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 7th day of February, 2006.

COMBINATORX, INCORPORATED

By:	/s/ Alexis Borisy
Name: Alexis Borisy
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alexis Borisy and Robert Forrester and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURES	TITLE	DATE

/s/ Alexis Borisy	President, Chief Executive Officer and	February 7, 2006
Alexis Borisy	Director

/s/ Robert Forrester	Chief Financial Officer	February 7, 2006
Robert Forrester

/s/ Richard Aldrich	Director	February 7, 2006
Richard Aldrich

/s/ Douglas G. Cole	Director	February 7, 2006
Douglas G. Cole, M.D.

	Director	February 7, 2006
Patrick Fortune

/s/ Jacob Goldfield	Director	February 7, 2006
Jacob Goldfield

/s/ Frank Haydu	Director	February 7, 2006
Frank Haydu

/s/ Christopher Moller	Director	February 7, 2006
Christopher Moller, Ph.D.

/s/ Richard Pops	Director	February 7, 2006
Richard Pops

/s/ Barbara Deptula	Director	February 7, 2006
Barbara Deptula

EXHIBIT INDEX

4.1                                 2000 Stock Option Plan, as amended (previously filed as Exhibit 10.1 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.2                                 2004 Incentive Plan (previously filed as Exhibit 10.2 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.2                                 Sixth Amended and Restated Certificate of Incorporation of CombinatoRx, Incorporated (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

4.3                                 Amended and Restated By-laws of CombinatoRx, Incorporated (previously filed as Exhibit 3.4 to the Registration Statement on Form S-1, as amended, No. 333-121173, and incorporated herein by reference).

5.1                                 Opinion of Ropes & Gray LLP.

23.1                           Consent of Ernst & Young LLP.

23.2                           Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1                           Powers of Attorney (included on the signature page to this Registration Statement).